SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 1999

                               Galileo Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         000-11309                                     04-2526583
  (Commission File Number)                 (IRS Employer Identification No.)


           Galileo Park, P.O. Box 550, Sturbridge, Massachusetts 01566
               (Address of Principal Executive Offices) (Zip Code)

                                 (508) 347-9191
              (Registrant's Telephone Number, Including Area Code)


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Item 2.       Acquisition or Disposition of Assets.

              On July 1, 1999, the Registrant sold its Scientific Detector Products Business to Burle Industries, Inc. of Lancaster, Pennsylvania for a sales price of approximately $7.1 million. Also on July 1, 1999, the Registrant sold certain manufacturing assets relating to a previously discontinued business to IPG Photonics Corporation of Sturbridge, Massachusetts for a sales price of approximately $1.5 million. The sales price for each transaction was determined in good faith, arms-length negotiations between the Registrant and the respective purchaser. The Registrant has applied the proceeds from these two transactions to the repayment of the Registrant's indebtedness under its revolving credit agreement, reducing the outstanding balance thereunder to below $6.0 million as required by the terms of such agreement.

              For a more complete description of the terms of these two sales transactions, reference is made to the Asset Purchase Agreement dated as of July 1, 1999 between Burle Industries, Inc. and the Registrant and the Asset Purchase and Sale Agreement dated as of May 24, 1999 between the Registrant and IPG Photonics Corporation, both of which are incorporated herein by reference as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K as indicated in Item 7 below. The press release issued by the Registrant with respect to these two transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K as indicated in Item 7 below.

Item 5.       Other Events.

              On June 30, 1999, the Registrant announced that the Registrant's revolving credit agreement had been amended to extend until July 14, 1999 the applicable dates of certain covenants in the revolving credit agreement, including the Registrant's obligation to reduce the maximum borrowings thereunder to below $6.0 million. On July 6, 1999, the Registrant announced that Gerhard R. Andlinger, Chairman of the Board of the Registrant, had assumed the additional titles of President and Chief Executive Officer, succeeding W. Kip Speyer who had resigned from those positions and as a Director of the Registrant. The Registrant also announced that John D. Barlow had been named President and Chief Executive Officer of the Registrant's Leissegang Medical, Inc. subsidiary, succeeding Mr. Speyer who resigned from these positions as well. The press release issued by the Registrant with respect to the additional titles assumed by Mr. Adlinger and the appointment of Mr. Barlow is filed as
Exhibit 99.2 to this Current Report on Form 8-K as indicated in Item 7 below.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a)              Not applicable
(b)              Not applicable


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(c)              Exhibits:

Exhibit Number
                                  Exhibit Title

      2.1 Asset Purchase Agreement dated as of July 1, 1999 between Burle Industries, Inc., as Buyer and Galileo Corporation, as Seller (see table of contents for list of omitted exhibits and schedules)

                 The Registrant hereby agrees to provide the Commission, upon request, with copies of any omitted exhibits or schedules required by Item 601(b)(2) of Regulation S-K.

      2.2 Asset Purchase and Sale Agreement dated as of May 24, 1999 between Galileo Corporation and IPG Photonics Corporation, including a list of omitted exhibits and schedules

                 The Registrant hereby agrees to provide the Commission, upon request, with copies of any omitted exhibits or schedules required by Item 601(b)(2) of Regulation S-K.

     99.1        Press Release dated July 1, 1999

     99.2        Press Release dated July 6, 1999


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                                    SIGNATURE

         Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Galileo Corporation

                                             By: /s/ Josef W. Rokus
                                                 ----------------------
                                                    Josef W. Rokus
                                                    Vice President and Secretary

Dated:  July 12, 1999